SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549-1004


                            FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities
                           Act of 1934

                  Date of Report: July 17, 2000

                      ENG Enterprises, Inc.
     (Exact name of registrant as specified in its charter)

                            Delaware
 (State or other jurisdiction of incorporation of organization)

                            000-11225
                    (Commission File Number)

                            840899587
              (IRS Employer Identification Number)

           50 North Third Street, Fairfield, IA 52556
                 (Business address and zip code)

                         (515) 472-1500
      (Registrant's telephone number, including area code)

   5882 South 900 East, Suite 202, Salt Lake City, Utah 84121
                        (Former Address)

Item 2. Acquisition or Disposition of Assets

On July 14, 2000, ENG Enterprises, Inc. (the "Registrant"), a Delaware corporation, acquired all of the shares of GOL
India.com, Inc. ("GOL India"), a Delaware corporation. The consideration given by the Registrant consisted of the issuance by the Registrant of 15,750,000 outstanding shares of its common stock to USA Global Link, Inc., a Delaware corporation and former 100% shareholder of GOL India, representing 94.5% of the total outstanding Common Stock of the Registrant. The transaction closed in accordance with the terms and conditions contained in the Agreement and Plan of Reorganization (the "Agreement") dated June 12, 2000, by and between the Registrant and GOL India. On July
14, the newly elected board also approved a 200% stock dividend.

Item 5. Other Events

Pursuant to the Agreement, the Directors of the Registrant resigned upon closing of the transaction and were replaced by a new Board of Directors. The new Board of Directors consists

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of: Christopher W. Hartnett, Larry Chroman, Lee Fergusson, David
Morgan, Marc Freeman, and Prakash Srivastava.

Pursuant to the Agreement, management of the Registrant resigned upon closing of the transaction and was replaced by new management consisting of: Christopher W. Hartnett, Chairman, Prakash Srivastava, Vice Chairman, Anthony Santelli, Chief Executive Officer, Larry Chroman, International President, and Lee Fergusson, President and Chief Operating Officer.

On July 14, the newly elected board approved a 200% stock dividend resulting in there being 47,250,000 outstanding shares of common stock owned by USA Global Link which is 94.5% of the total outstanding Common Stock of the Registrant.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

a) It is currently impractical for the Registrant to file the required financial statements for the acquisition described in
Item 2 of this Current Report on Form 8-K. The Registrant intends to file such financial statements within 60 days of the filing of this Report;

b) It is currently impractical for the Registrant to file the required pro forma financial statements for the acquisition described in Item 2 of this Current Report on Form 8-K. The Registrant intends to file such pro forma financial statements within 60 days of the filing of this Report;

c) Attached hereto as Exhibit 1 is a copy of the Agreement; and

d) Attached hereto as Exhibit 2 is a copy of the Press Release sent out at the time of closing of this Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 2000

                                   ENG Enterprises, Inc.
                                   (Registrant)

                                   By: Lee Fergusson, President
                                   Fairfield, Iowa

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